UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     May 19, 2006

Cherokee International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50593	95-4745032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2841 Dow Avenue, Tustin, California		92780
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code      (714) 544-6665

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01.              Changes in Registrant’s Certifying Accountant.

On May 19, 2006, Cherokee International Corporation, a Delaware corporation (the “Company”), decided to dismiss Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm.   On May 22, 2006, the Company informed Deloitte of its decision.   The Company has selected Mayer Hoffman McCann P.C. (“MHM”) as its new independent registered public accounting firm to audit its financial statements for the year ending December 31, 2006.  The decision to change accounting firms from Deloitte to MHM was approved by the Audit Committee of the Board of Directors of the Company.

The reports of Deloitte & Touche LLP on the financial statements of the Company for the fiscal years ended December 31, 2004 and 2005 did not contain an adverse opinion or a disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2004 and 2005 and through May 19, 2006, the Company did not have any disagreement with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Deloitte, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

During the Company’s fiscal years ended December 31, 2004 and 2005 and through May 19, 2006, there were no “reportable events,” as defined in Item 304(a)(1)(v) of Regulation S-K adopted by the Securities and Exchange Commission (the “Commission”), except that in connection with Deloitte’s audit of the Company’s financial statements dated December 31, 2004, Deloitte identified the following material weaknesses:

1.              The Company did not maintain sufficient documentation of the design or operation of its computer program change control process relating to database software, systems software and network software, and in certain circumstances did not maintain adequate user access controls.  Subsequent to the Company’s evaluation, the Company engaged third party consultants to assist in designing and implementing appropriate procedures and controls over computer program changes as well as user access.

2.              The Company did not maintain documentation supporting certain inventory reserves and did not analyze, reconcile and adjust certain accounts in the Company’s consolidation on a timely basis.  None of these deficiencies resulted in any material misstatements of the Company’s consolidated financial statements. The Company has established new procedures to ensure that inventory reserves are properly documented and the Company’s consolidation accounts are analyzed and adjusted on a timely basis.

The Audit Committee of the Company’s Board of Directors discussed the subject matter of the above material weaknesses with Deloitte. The Company has authorized Deloitte to respond fully to the inquiries of MHM concerning the subject matter of these material weaknesses.

The Company has provided Deloitte with a copy of this report prior to its filing with the Commission and has requested Deloitte to furnish the Company with a letter addressed to the

Commission stating whether Deloitte agrees with the statements made by the Company in response to this item and, if not, stating the respects in which it does not agree.  Attached as Exhibit 16.1 is a copy of Deloitte’s letter dated May 24, 2006.

The Company had not previously consulted MHM prior to May 19, 2006 regarding any of the matters specified in Item 304(a)(2) of Regulation S-K.

Item 9.01         Financial Statements and Exhibits.

d) Exhibits.

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to U.S. Securities and Exchange Commission, dated May 24, 2006.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEROKEE INTERNATIONAL CORPORATION

Date: May 24, 2006	By:	/s/ Linster W. Fox
		Name:	Linster W. Fox
		Title:	Executive Vice President of Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Deloitte & Touche LLP to U.S. Securities and Exchange Commission, dated May 24, 2006.